UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

MAKEMUSIC, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-26192	41-1716250
(Commission File Number)	(IRS Employer
Identification No.)

7615 Golden Triangle Drive, Suite M Eden Prairie, Minnesota 55344-3848
(Address of Principal Executive Offices) (Zip Code)

(952) 937-9611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers.

On July 20, 2006, the Board of MakeMusic, Inc. accepted the resignation of John Bergstrom as a director and as a member of each of the Audit Committee, Compensation Committee and Governance Committee.

On July 20, 2006, the MakeMusic Board elected Jeffrey A. Koch as an additional director. Mr. Koch was also appointed as a member of the Board’s Audit Committee, Compensation Committee and Governance Committee and will serve as Chairman of the Governance Committee. Mr. Koch will be compensated for his services on the Board according to the current Board compensation arrangements. Jeffrey A. Koch, CFA is the Chief Executive Officer of LaunchEquity Partners, LLC, a firm that specializes in investing in early stage companies with high growth potential in both the public and private markets. Prior to founding LaunchEquity Partners, Mr. Koch was the Co-Head of the High Yield Bond business at Metropolitan West Asset Management from 2003 to 2004. From 1989 to 2002, Mr. Koch held the position of Portfolio Manager of various fixed income portfolios for Strong Capital Management, the most recent being the Head of the High Yield Bond business from 1996 to 2002. Mr. Koch received a B.S. from the University of Minnesota, Morris in 1987 and an MBA from the John M. Olin School of Business at Washington University in St. Louis in 1989. Mr. Koch is a Chartered Financial Analyst.

On July 25, 2006, the Board elected Graham Richmond as an additional director. Mr. Richmond was also appointed as a member of the Board’s Compensation Committee and Governance Committee. Mr. Richmond will be compensated for his services on the Board according to the current Board compensation arrangements. Graham Richmond is the CEO and co-founder of Clear Admit, LLC, an educational counseling company focused on management education.  Prior to launching Clear Admit at the end of 2001, Mr. Richmond worked as an Admissions Counselor and Technology Consultant for the Wharton School at the University of Pennsylvania.  Mr. Richmond’s career also includes a position as Vice President of Marketing and Operations at MCS Multi-App, an educational technology company that served the leading law and business schools with leading software applications in the 1990s.  Beyond his professional career, Mr. Richmond has pursued his passion for music as a classical and jazz flautist and singer/songwriter/guitarist.  He holds an undergraduate degree in art history from Swarthmore College and an MBA in entrepreneurial management from the Wharton School at the University of Pennsylvania.

Neither Mr. Koch nor Mr. Richmond was elected to the Board pursuant to any arrangement or understanding between either of them and any other person. There is not currently, nor has there been since the beginning of our last fiscal year, any transaction with MakeMusic in which either Mr. Koch or Mr. Richmond has or had a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2006

MAKEMUSIC, INC.

By:	/s/ Alan G. Shuler
Alan G. Shuler
Vice President and Chief Financial Officer